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                                                                       Exhibit I

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 26, 2000, included in the Annual Report of the CBS Employee Investment Fund on Form 11-K for the year ended December 31, 1999.


/s/ Mitchell & Titus, LLP
Philadelphia, Pennsylvania
June 26, 2000